Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-10012 and 333-48514 of At Road, Inc. on Form S-8 of our report dated March 11, 2004, appearing in this Annual Report on Form 10-K of At Road, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 12, 2004